UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2016

GREENHILL & CO., INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32147

Delaware	51-0500737
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Park Avenue New York, New York	10022
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (212) 389-1500

Former name or former address, if changed since last report: NOT APPLICABLE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	Greenhill & Co., Inc. (“Greenhill”) held its annual meeting of stockholders on July 29, 2016.

(b)	At the annual meeting, Greenhill’s stockholders voted on (1) the election of six directors, (2) an advisory vote to approve Greenhill’s named executive officer compensation and (3) the ratification of the selection of Ernst & Young LLP as Greenhill’s independent auditors for the fiscal year ending December 31, 2016.

The votes cast by the holders of Greenhill’s common stock on each of the foregoing proposals were as follows:

Proposal 1 – Election of six directors.

Greenhill’s stockholders elected the following six directors to each serve a one-year term. The tabulation of votes with respect to each nominee for office was as follows:

Nominee	For	Withheld	Broker Non-Votes
Robert F. Greenhill	23,677,502	712,695	4,509,830
Scott L. Bok	24,150,750	239,447	4,509,830
Robert T. Blakely	23,803,141	587,056	4,509,830
Steven F. Goldstone	23,836,344	553,853	4,509,830
Stephen L. Key	23,837,248	552,949	4,509,830
Karen P. Robards	24,190,582	199,615	4,509,830

Proposal 2 – Advisory vote to approve Greenhill’s named executive officer compensation.

Greenhill’s stockholders approved the advisory resolution on named executive officer compensation based upon the following votes:

For	Against	Abstain	Broker Non-Votes
16,050,482	7,658,694	681,020	4,509,830

Proposal 3 – Ratification of the selection of Ernst & Young LLP as Greenhill’s independent auditors for the fiscal year ending December 31, 2016.

Greenhill’s stockholders ratified the selection of Ernst & Young LLP as Greenhill’s independent auditors for the fiscal year ending December 31, 2016 based upon the following votes:

For	Against	Abstain	Broker Non-Votes
28,823,091	72,514	4,422	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenhill & Co., Inc.

Date: July 29, 2016	By:	/s/ Patricia Moran
Name: Patricia Moran
Title: Chief Legal Officer and Secretary